As filed with the Securities and Exchange Commission on November 19, 2009
Registration No. 333-160065

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment
No. 1 to
Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Craftmade International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-2057054 (I.R.S. Employer Identification No.)

650 South Royal Lane Coppell, Texas (Address of Principal Executive Offices)	75019 (Zip Code)
CRAFTMADE INTERNATIONAL, INC. 2006 LONG-TERM INCENTIVE PLAN
(Full title of the Plan)
C. BRETT BURFORD
Chief Financial Officer
Craftmade International, Inc.
650 South Royal Lane
Coppell, Texas 75019
(Name and address of agent for service)
(972) 393-3800
(Telephone number, including area code, of agent for service)
With copies to:
BRIAN D. BARNARD
Haynes and Boone, LLP
201 Main Street
Suite 2200
Fort Worth, Texas 76102
(817) 347-6600
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

DEREGISTRATION OF UNSOLD SECURITIES
On June 18, 2009, Craftmade International, Inc. (the “Company”) filed a registration statement on Form S-8 (File No. 333-160065) (the “Registration Statement”). The Registration Statement registered a total of 400,000 shares of the Company’s common stock, $.01 par value per share (the “Common Stock”), to be issued pursuant to the Company’s 2006 Long-Term Incentive Plan. This offering has been terminated because the Company intends to deregister its Common Stock under the Securities Exchange Act of 1934, as amended. Consequently, in accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company that are registered but unsold under the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coppell, State of Texas, on the 19th day of November, 2009.

CRAFTMADE INTERNATIONAL, INC.
By:	/s/ J. Marcus Scrudder
J. Marcus Scrudder
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signatures	Capacity	Date

	/s/ James R. Ridings*	Chairman of the Board	November 19, 2009

James R. Ridings

	/s/ J. Marcus Scrudder*	Chief Executive Officer	November 19, 2009

	J. Marcus Scrudder	(Principal Executive Officer)

	/s/ C. Brett Burford*	Chief Financial Officer	November 19, 2009

	C. Brett Burford	(Principal Financial and Accounting Officer)

	/s/ William E. Bucek*	Director	November 19, 2009

William E. Bucek

	/s/ A. Paul Knuckley*	Director	November 19, 2009

A. Paul Knuckley

	/s/ R. Don Morris*	Director	November 19, 2009

R. Don Morris

	/s/ Lary Snodgrass*	Director	November 19, 2009

Lary Snodgrass

*By:	/s/ J. Marcus Scrudder

J. Marcus Scrudder, Attorney-in-fact